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                                                                   Exhibit 10.40

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this "Agreement") dated as of March 28, 2003 is between LSI LOGIC CORPORATION (the "Applicant") and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                              STATEMENT OF PURPOSE

         The Applicant has requested the Bank to issue two irrevocable standby letters of credit in an aggregate amount not to exceed $65,000,000 (the "Letters of Credit") to support certain of the Applicant's obligations under the following operating leases:

         (a) Lease and Security Agreement dated as of March 28, 2003 ( "Lease A") among Wells Fargo Bank Northwest, National Association, as Agent, the Applicant, as Lessee and Bank of America, National Association or another entity to be designated, as Lessor; and

         (b) Lease and Security Agreement dated as of March 28, 2003 ("Lease B") to be entered into among Wells Fargo Bank Northwest, National Association, as Agent, the Applicant, as Lessee and Bank of America, National Association or another entity to be designated, as Lessor.

         The Applicant desires to enter into this Agreement to provide for the issuance of the letters of credit and the Applicant's reimbursement obligations with respect thereto, all as more fully set forth in this Agreement.

         In consideration of the Bank's agreement to issue the letters of credit and for other good and valuable consideration, the Applicant hereby agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Defined Terms. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified herein or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

         "Agreement" means this Letter of Credit and Reimbursement Agreement, as amended, restated, supplemented or otherwise modified from time to time.

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         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicant" means LSI Logic Corporation.

         "Bank" means Wachovia Bank, National Association and all of its branches, whether in the United States or foreign and any of the Bank's affiliates that issue letters of credit; the Applicant authorizes and directs the Bank to select the branch or affiliate which will issue or process the Letters of Credit; and for the purposes of Sections 5 and 9, "Bank" includes correspondents of the Bank.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Beneficiary" means, with respect to Lease A, the entity designated as Lessor under Lease A or any successor beneficiary named in an amendment to the Lease A Letter of Credit, and, with respect to Lease B, the entity designated as Lessor under Lease B or any successor beneficiary named in an amendment to the Lease B Letter of Credit.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close at the place where the Bank is obligated to honor a presentation or otherwise act under the Letters of Credit or this Agreement.

         "Collateral" means cash or cash equivalents acceptable to the Bank in which the Bank holds a perfected first priority security interest as security for the Obligations, including without limitation deposit account No. 2000009173978 maintained at the Bank in the name of the Applicant and all cash deposited therein from time to time, all interest and other distributions thereon and all proceeds of the foregoing.

         "Collateral Deficiency" has the meaning assigned to such term in
Section 6.1.

         "Default" means the occurrence of an event which with the passage of time, the giving of notice, or both, would constitute an Event of Default.

         "Documents" means, collectively, the Letters of Credit, this Agreement, each other document, instrument, certificate and agreement executed and delivered by the Applicant in connection with this Agreement or otherwise referred to herein or contemplated hereby (other than the Operative Documents, as defined in Lease A or Lease B), all as may be amended, restated, supplemented or otherwise modified from time to time.

         "Draft" means any written demand for payment under either Letter of Credit by the Beneficiary thereof evidenced by submission of a Demand Certificate in form and substance as that attached as Exhibit A to the Letters of Credit.

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         "Drawing Fee" means the fee described in Section 3.3(b).

         "Event of Default" means any of the events described in Section 8.1.

         "Expiration Date" means, with respect to each of the Lease A Letter of Credit and the Lease B Letter of Credit, November 13, 2006.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Bank and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Bank. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Bank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

         "Financial Statements" means, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

         "Fronting Fee" means the fee described in Section 3.3(a).

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Applicant and its subsidiaries throughout the period indicated and consistent with the prior financial practice of the Applicant and its subsidiaries.

         "Good Faith" means honesty in fact in the conduct or transaction concerned.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indemnified Party" has the meaning assigned to such term in Section
9.2.

         "ISP 98" means the International Standby Practices, International Chamber of Commerce ("ICC") Publication No. 590, or any subsequent revisions or restatement thereof which may be adopted by the ICC and in use by the Bank.

         "Lease A Letter of Credit" means the Letter of Credit issued by the Bank to support certain of the Applicant's obligations as Lessee under Lease A.

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         "Lease B Letter of Credit" means the Letter of Credit issued by the
Bank to support certain of the Applicant's obligations as Lessee under Lease B.

         "Letters of Credit" means, collectively, the Lease A Letter of Credit and the Lease B Letter of Credit.

         "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Material Adverse Effect" means a material adverse effect on (A) the assets, business, operations, properties, income or condition (financial or otherwise) or prospects of the Applicant and its consolidated subsidiaries taken as a whole or (B) the ability or authority of the Applicant to perform its obligations under any of the Documents.

         "Obligations" means, in each case, whether now in existence or hereafter arising: the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) any reimbursement obligation of the Applicant under this Agreement or any other Document and all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Applicant to Bank under this Agreement or any of the other Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means at any time, the rate of interest per annum publicly announced from time to time by the Bank as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Bank as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

         Section 1.2 Internal References. The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

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                                   ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE APPLICANT

         Applicant represents and warrants to the Bank that, as of the date hereof:

         Section 2.1 Organization and Good Standing. The Applicant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and assets and to transact the business in which it is presently engaged.

         Section 2.2 Authorization and Power. The Applicant has the corporate power and authority and approvals to execute, deliver and perform this Agreement and the Documents to which it is a party and to perform its obligations contemplated thereby.

         Section 2.3 No Conflicts; No Consents. Neither the execution and delivery of this Agreement and the Documents to which the Applicant is a party, nor the consummation of the transactions contemplated in this Agreement or the Documents, nor the compliance by the Applicant with the terms of this Agreement or the Documents to which the Applicant is a party, will violate or conflict with any law or regulation, or any judgment, license, order or permit, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Applicant is a party or by which the Applicant or its assets may be bound or to which the Applicant may be subject, or violate any provision of the Applicant's articles of incorporation or bylaws, or create any Lien upon any of the property of the Applicant except as contemplated in the Documents. No consent, approval, authorization, license or order of any Governmental Authority or third party is required in connection with the execution and delivery by the Applicant of this Agreement or the Documents to which it is a party, or for the consummation of the contemplated transactions.

         Section 2.4 Enforceable Obligations. This Agreement and the Documents to which the Applicant is a party have been duly executed and delivered by the Applicant and are the legal, valid and binding obligations of the Applicant, enforceable in accordance with their respective terms.

         Section 2.5 Liens. The Collateral is free and clear of all Liens and other adverse claims of any nature, except the Lien in favor of the Bank created hereby.

         Section 2.6 Full Disclosure. There is no material fact which is known or which should be known by the Applicant that the Applicant has not disclosed to the Bank which could have a Material Adverse Effect. Neither this Agreement, the Documents, nor any agreement, document, certificate or statement delivered by the Applicant or any affiliate of the Applicant to the Bank contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by the Applicant necessary to keep the other statements from being misleading in any material respect.

         Section 2.7 Compliance with Laws. The Applicant (a) is in compliance with all requirements of Applicable Law binding upon the Applicant or its properties and assets, including all building, zoning and occupational safety ordinances or regulations relating to its structure or equipment, or the operation thereof or its business, or any applicable fair employment, equal

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opportunity or similar law, ordinance or regulation, (b) has not failed to obtain any material license, permit, certificate or other governmental authorization necessary for the conduct of its business or the ownership and operation or its properties, (c) has not received any notice from any Governmental Authority, and to the best knowledge of the Applicant none is threatened, alleging that the Applicant has violated, or not complied with, any such condition, standard, law, ordinance or regulation, or (d) is not in violation, noncompliance or default under any agreement or instrument in each case except for any such actual or alleged failure, violation, noncompliance or default which would not have or might not reasonably be expected to have a Material Adverse Effect.

         Section 2.8 No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Applicant and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         Section 2.9 Litigation. There are no actions, suits, proceedings, judgements or orders pending nor, to the knowledge of the Applicant, threatened against or in any other way relating adversely to or affecting the Applicant, any of its assets or properties or the Collateral in any court or before any arbitrator of any kind or before or by any Governmental Authority which are reasonably expected to have a Material Adverse Effect.

         Section 2.10 Security Interest. This Agreement creates in favor of the Bank a valid Lien in the Collateral, subject to no prior Liens. The Liens granted in favor of the Bank as contemplated by this Agreement and the Documents do not constitute fraudulent conveyances under the Federal Bankruptcy Code or any applicable state law.

         Section 2.11 Operative Documents. No amendments, modifications or revisions have been made to any of the material terms or provisions of any of the Operative Documents dated as of March ___, 2003 delivered by the Applicant to the Bank.

         Section 2.12 No Default. No Default or Event of Default has occurred, and the execution, delivery and performance of this Agreement and the Documents will not cause a Default or Event of Default.

         Section 2.13 Survival of Representations and Warranties. All of the representations and warranties by the Applicant shall survive delivery of this Agreement and the Documents and the Expiration Date of the Letters of Credit. Any investigation at any time made by or on behalf of the Bank will not diminish the Bank's right to rely on the representations and warranties.

                                  ARTICLE III.
               LETTERS OF CREDIT; REIMBURSEMENT AND OTHER PAYMENTS

         Section 3.1 Issuance of Letters of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letters of Credit in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VII.

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         Section 3.2       Applicant's Reimbursement of Bank.

                  (a) Payment Obligations. Applicant shall pay the Bank on demand in immediately available funds (in United States Dollars):

                           (i) on or before 5:00 P.M. Eastern time, on the date of any Draft under the Letters of Credit, a sum equal to the amount of any such Draft, together with interest on such sum from the date such Draft until the same is paid, at the rate provided in clause (b) of this Section 3.2; and

                           (ii) all fees, charges, commissions, costs and expenses set forth in Section 3.3.

                  (b) Manner of Payment. All of the foregoing payment obligations of the Applicant shall be paid by immediate application by the Bank of Collateral in an amount sufficient to pay in full the amount so drawn and any other Obligations then due and payable to the Bank. In the event that the Bank is unable for any reason to so apply the Collateral to such outstanding Obligations of the Applicant by 5:00 P.M. Eastern time on the date such payment is due, interest shall accrue on all amounts not so paid when due at a fluctuating rate per annum equal to the Base Rate plus 2%, but in no event at an interest rate exceeding the highest rate permitted by Applicable Law.

         Section 3.3 Fees, Costs and Expenses. The Applicant will pay to\ the Bank the following fees, costs and expenses, which payment shall be due when invoiced and payable within thirty (30) days following Applicant's receipt of the Bank's invoice therefor (other than those fees, costs and expenses to be paid as a condition precedent to the issuance of the Letters of Credit hereunder, which will be paid on or before the date hereof):

                  (a) Fronting Fee. An amount equal to 0.40% per annum multiplied by the amount available to be drawn under the Letters of Credit, payable to the Bank quarterly in advance (the "Fronting Fee");

                  (b) Drawing Fee. A drawing fee in an amount equal to 0.25% of each draw under the Letters of Credit, but not less than $300 nor more than $1,500 per draw (the "Drawing Fee");

                  (c) Other Fees. The Bank's customary fees then in effect with respect to any transfers of the Letter of Credit, any amendments or assignments of the Letters of Credit or assignments of the right to receive the proceeds of any draw thereunder; and

                  (d) Costs and Expenses. On demand, all costs and expenses that the Bank reasonably incurs in connection with the Letters of Credit, this Agreement or any of the other Documents, including, without limitation:

                           (i) all reasonable, third party, out of pocket fees and expenses, including reasonable attorneys' fees, incurred in connection with the preparation,

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                  execution, and enforcement of this Agreement and the other
                  Documents, the modification hereof, and the exercise of any rights and remedies of the Bank hereunder, including, without limitation, any defense by the Bank in any action in which an injunction is sought or obtained against presentation or honor;

                           (ii) reasonable, third party, out of pocket costs and expenses in connection with any requested amendment to or waiver under the Letters of Credit, this Agreement or any other Document;

                           (iii) actual costs and expenses in complying with any governmental exchange, currency control or other laws, rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency; and

                           (iv) any stamp taxes, recording taxes, or similar taxes or fees payable in connection with the Letters of Credit, this Agreement or any other Document.

         The obligations of the Borrower contained in this Section 3.3 shall survive the Expiration Date of the Letters of Credit.

         Section 3.4 Increased Costs and Taxes. The Applicant shall pay the Bank on demand increased costs or the Bank's reduction in yield from any new or changed reserve, capital, special deposit, tax, insurance or other requirement or guideline affecting the Bank's or its parent's contingent or absolute rights or obligations under or in connection with this Agreement, the Letters of Credit or any of the other Documents first arising or applied to the Bank after the date hereof, provided the Bank acts reasonably to avoid or minimize the increased costs or reduction in the yield and computes the same on a reasonable basis. Applicant agrees that all payments hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes other than federal and state income and franchise taxes imposed on the Bank.

         Section 3.5 Automatic Debit for Payment. In the event that the Applicant fails to timely pay any of the amounts due under this Agreement, the Applicant authorizes the Bank to debit any of the Applicant's accounts at the Bank (including, without limitation, the Collateral) for any payments due under this Agreement or any of the Documents. Applicant further certifies that it holds legitimate ownership of each of these accounts and hereby authorizes any such debit.

         Section 3.6 Computation. All payments of interest, commissions, fees and other charges under this Agreement shall be computed on the per annum basis of a year of 360 days and calculated for the actual number of days elapsed.

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                                   ARTICLE IV.
                                    COVENANTS

         Until all Obligations of the Applicant hereunder to be performed and paid shall have been performed and paid in full, and for so long as the Letters of Credit shall be outstanding, the Applicant covenants and agrees that, unless the Bank consents otherwise in writing:

         Section 4.1 Financial and Other Information, Notices. The Applicant will furnish or cause to be furnished to the Bank all of the following financial and other information and notices:

                  (a)      As soon as available and in any event within fifty
         (50) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated Financial Statements of the Applicant and its subsidiaries for such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail;

                  (b) As soon as available and in any event within one hundred (100) days after the end of each fiscal year, the consolidated Financial Statements of the Applicant and its subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail, and accompanied by a report thereon of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit;

                  (c) Promptly after the giving, sending or filing thereof, copies of all reports, if any which the Applicant or any of its subsidiaries sends generally to any class of holders of its respective capital stock or other securities and of all reports or filings, if any, by the Applicant or any of its subsidiaries with the United States Securities and Exchange Commission, and any successor thereto, or any national securities exchange; and

                  (d) Promptly after the Applicant has knowledge or becomes aware thereof, notice of the occurrence or existence of any Default or Event of Default.

         Section 4.2 Liquidity of Applicant. The Applicant shall not, without the prior written consent of the Bank, permit any deletion of or amendment or modification to the covenant contained in Section 18.3(a) of Lease A or the defined terms used in Section 18.3(a) of Lease A.

         Section 4.3 Notice of Litigation and Other Matters. The Applicant shall furnish or cause to be furnished to the Bank promptly (but in no event later than ten (10) days after an officer of the Applicant obtains knowledge thereof) telephonic and written notice of:

                  (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Applicant or any of its properties, assets or businesses which may have a Material Adverse Effect;

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                  (b)      any notice of any violation received by the Applicant
         from any Governmental Authority which in any such case could reasonably be expected to have a Material Adverse Effect; and

                  (c) (i) any Default or Event of Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute an event of default under Lease A or Lease B.

         Section 4.4 Preservation of Corporate Existence and Related Matters. The Applicant shall preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 4.5 Payment and Performance of Obligations. The Applicant shall pay and perform all Obligations under this Agreement and the other Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Applicant may contest any item described in clauses (a) or (b) of this Section 4.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         Section 4.6 Compliance With Laws and Approval. The Applicant shall observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all licenses, consents and approvals from Government Authorities, in each case applicable to the conduct of its business.

         Section 4.7 Further Assurances. The Applicant shall make, execute and deliver all such additional and further acts, things, deeds and instruments as the Bank may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Bank its respective rights under this Agreement, and the other Documents.

                                   ARTICLE V.
                              OBLIGATIONS ABSOLUTE

         Section 5.1 Claims Against Bank; Waivers; Exculpations; Limitations of Liability, Ratification; Accounting.

                  (a) The Applicant's Obligations shall be irrevocable and unconditional and performed strictly in accordance with the terms of this Agreement, irrespective of:

                           (i) any change or waiver in the time, manner or place of payment of or any other term of the Obligations (including any release of any other party who, if

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                  applicable, has guaranteed or is jointly and severally liable for any of the Obligations or has granted any security therefor);

                           (ii) any exchange, change or release of any Collateral or other collateral (including any failure of the Bank to perfect any security interest therein), for any of the Obligations;

                           (iii) any presentation under the Letters of Credit being forged, fraudulent or any statement therein being untrue or inaccurate; or

                           (iv)     any agreement by the Bank and the
                  Beneficiary extending or decreasing the Bank's time after presentation to examine documents or to honor or give notice of discrepancies.

                  (b) Without limiting the foregoing, it is expressly agreed that the obligations of the Applicant to reimburse or to pay the Bank pursuant to this Agreement will not be excused by ordinary negligence, gross negligence, wrongful conduct or willful misconduct of the Bank. However, the foregoing shall not excuse the Bank from liability to the Applicant in any independent action or proceeding brought by the Applicant against the Bank following such reimbursement or payment by the Applicant to the extent of any damages suffered by the Applicant that are caused directly and immediately by the Bank's gross negligence or willful misconduct; provided that (i) the Bank shall be deemed to have acted with due diligence and reasonable care if it acts in accordance with standard letter of letter of credit practice of commercial banks located in New York, New York; and (ii) the Applicant's aggregate remedies against the Bank for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by the Applicant to the Bank with respect to the honored presentation, plus interest.

                  (c) Without limiting any other provision of this Agreement, the Bank and, as applicable, its correspondents:

                           (i)      may rely upon any oral, telephonic,
                  telegraphic, facsimile, electronic, written or other communication believed in Good Faith to have been authorized by the Applicant, whether or not given or signed by an authorized person;

                           (ii) shall not be responsible for any acts or omissions by, or the solvency of, the Beneficiary or any other person;

                           (iii) may honor any presentation or drawing under the Letters of Credit that appears on its face substantially to comply with the terms and conditions of the Letters of Credit;

                           (iv) may disregard any requirement of the Letters of Credit that presentation be made to it at a particular place or by a particular time of day (but

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                  not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Bank may amend or specify any such requirement in the Letters of Credit;

                           (v) may honor, before or after its expiration, a previously dishonored presentation under the Letters of Credit, whether pursuant to court order, to settle or compromises any claim that is wrongfully dishonored or otherwise, and shall be entitled to reimbursement to the same extent (if any) as if it had initially honored such presentation, plus reimbursement of any interest paid by it;

                           (vi) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any Draft or document to arrive or to conform with the Draft or document referred to in the statement or any underlying transaction;

                           (vii) may select any branch or affiliate of the Bank or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located;

                           (viii) shall not be responsible for any other action or inaction taken or suffered by the Bank or its correspondents under or in connection with the Letters of Credit, with any presentation thereunder or with any Collateral, if required or permitted under any applicable domestic or foreign law or letter of credit practice. Examples of laws or practice that may be applicable, depending upon the terms of the Letters of Credit and where and when it is issued, include the UCC, the Uniform Rules for Demand Guarantees ("URG"), UCP, ISP 98, published rules of practice, applicable standard practice of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice.

                  (d) Neither the Bank nor any of its correspondents shall be liable in contract, tort, or otherwise, for any punitive, exemplary, consequential, indirect or special damages. Any claim by the Applicant under or in connection with this Agreement or the Letters of Credit shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by the Applicant as a result of the breach or other wrongful conduct complained of; and (ii) the amount (if any) of the loss that would have been avoided had the Applicant taken all reasonable steps to mitigate any loss, including by enforcing its rights in the transaction(s) underlying the Letters of Credit, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the Bank to effect a cure.

                                   ARTICLE VI.
                                    SECURITY

         Section 6.1 Security Agreement; Adequacy of Collateral. As security for the payment and performance of the Obligations, Applicant assigns, pledges and grants to the Bank a security interest in the Collateral. The Applicant agrees that it shall at all times, during the term of this Agreement and so long as the Letters of Credit remain outstanding, cause cash Collateral to be pledged to and maintained with the Bank in an amount equal to or in excess of one hundred percent (100%) of the amount available to be drawn under the Letters of Credit on the date of issuance plus $50,000. If at any time the amount of the Collateral is less than an amount equal to one hundred (100%) of the amount available to be drawn under the Letters of Credit on the date of issuance plus $50,000, such condition shall be deemed a "Collateral Deficiency," and Applicant shall remedy such Collateral Deficiency by delivery to the Bank of cash Collateral in an amount sufficient to remedy such Collateral Deficiency within three (3) Business Days of Applicant's receiving notice of such Collateral Deficiency.

         Section 6.2 Actions Regarding Collateral. The Applicant will execute and deliver to the Bank any documents, and take any action, which the Bank deems necessary or desirable to evidence or perfect the security interest in favor of Bank, to permit the Bank to acquire possession or control (as such term is defined in the UCC) of the Collateral, or to protect the Bank's interests with respect to the Collateral in connection with the security interests granted hereunder.

         Section 6.3 Care of Collateral; Modification. The Bank will exercise the same care in the preservation of the Collateral as with all other deposit accounts maintained at the Bank and in accordance with its customary commercial deposit account agreements. The Applicant shall remain obligated under the terms of this Agreement notwithstanding the release or substitution of any Collateral at any time(s), or any delay, extension of time, renewal, compromise or other indulgence granted by the Bank with respect to any of the Obligations. The Applicant waives notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and consents to be bound thereby as fully as if the Applicant had expressly agreed thereto in advance. The Collateral may be applied, in whole or in part, by the Bank to pay any matured Obligations.

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

         Section 7.1       Conditions to Issuance of Letters of Credit.

     The obligation of the Bank to issue the Letters of Credit shall be subject to the Bank's receipt of the following, in form and substance satisfactory to the Bank:

                  (a) two (2) original executed counterparts of this Agreement;

                  (b) a copy of an executed counterpart of each of the Lease Documents;

                  (c) receipt by the Bank of the Collateral in immediately available funds subject to no Liens;

                  (d) an opinion of counsel for the Applicant dated the date of this Agreement addressed to the Bank in form and substance acceptable to the Bank;

                  (e) a certificate from the secretary or an assistant secretary of the Applicant certifying as to the incumbency and genuineness of the signature of each officer of the Applicant executing the Documents and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Applicant and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Applicant as in effect on the date of such certifications, and (C) resolutions duly adopted by the Board of Directors of the Applicant authorizing the transactions contemplated hereunder and the issuance of the Letters of Credit on its behalf, and the execution, delivery and performance of this Agreement and the other Documents;

                  (f) a certificate as of a recent date of the good standing of Applicant under the laws of its jurisdiction of organization;

                  (g) payment to the Bank of the initial Fronting Fee and all other fees payable pursuant to Section 3.3 of this Agreement; and

                  (h)      an original executed counterpart of the Commitment
         Letter

         Section 7.2 Additional Conditions Precedent to Issuance of Letters of Credit.

                  (a) On the date of issuance of the Letters of Credit the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Applicant, dated the date of issuance, stating that:

                           (i) The representations and warranties contained in Article II of this Agreement are true and correct on and as of the date of issuance of the Letters of Credit as though made on and as of such date;

                           (ii) The Applicant shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Documents;

                           (iii) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Documents; and

                           (iv) No event has occurred, or would result from the issuance of the Letters of Credit, which constitutes a Default or an Event of Default.

                  (b) There shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letters of Credit, no outbreak or escalation of hostilities, terrorism or other calamity or crisis directly or indirectly affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States, New York or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

         Section 7.3 Delivery of Letters of Credit Into Escrow. The Bank agrees that upon satisfaction of the conditions precedent described in clause (a) and clauses (c) through (h) of Section 7.1, the Bank will deliver the Letters of Credit to Chapman & Cutler, counsel to the Lessors under Lease A and Lease B, on or before March 27, 2003, to be held in escrow by Chapman & Cutler and not released to the applicable Lessor until the Bank or its counsel has advised Chapman & Cutler in writing that all of the conditions precedent contained in Sections 7.1 and 7.2 have been satisfied. In the event that the Letters of Credit shall not have been released from escrow on or before the close of business on April 4, 2003, the original Letters of Credit shall be returned to the Bank.

                                  ARTICLE VIII.
                                EVENTS OF DEFAULT

         Section 8.1 Event of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Failure of Applicant to pay when due (whether upon demand, by reason of acceleration or otherwise) the amount of each Draft under the Letters of Credit, together with all interest, if any, fees, charges, costs, expenses or other sums required to be paid pursuant to the terms of Sections 3.2, 3.4 and 9.2 of this Agreement;

                  (b) Failure of the Applicant to pay the fees, charges, costs, expenses or other sums required to be paid pursuant to the terms of Section 3.3 with thirty (30) days following the date same are due;

                  (c)      Termination of the Applicant's existence;

                  (d) The Applicant shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

                  (e) A case or other proceeding shall be commenced against the Applicant in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Applicant or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

                  (f) Seizure or forfeiture of the Applicant or any of its property;

                  (g) (i)(A) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock or fifty percent (50%) of the voting power of the Applicant entitled to vote in the election of members of the board of directors of the Applicant, (B) the Applicant is not the surviving entity after such change of control, and (C) the surviving entity does not assume in writing all of the Applicant's obligations and liabilities under this Agreement; or (ii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $10,000,000 a change in control of the Applicant that constitutes an event of default under such indenture or other instrument evidencing such Debt;

                  (h) Any attempted attachment or restraint of or other legal process against the Collateral;

                  (i) Any material provision of this Agreement or any material provision of any other Document shall for any reason cease to be valid and binding on the Applicant or any such Person shall so state in writing, or if the Bank's valid and perfected first priority Lien on and security interest in any of the Collateral shall cease or shall be deemed to be invalid for any reason, in each case other than in accordance with the express terms hereof or thereof;

                  (j) Any representation, warranty, certification or statement of fact made by or on behalf of the Applicant under this Agreement, any other Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made;

                  (k) The Applicant shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement or any other Document which does not require the payment of money by the Applicant and such default shall not have been remedied within thirty (30) days (or any shorter period set forth herein or in such Document) after the earlier of: (i) the Applicant having knowledge thereof, or (ii) written notice having been received by it from the Bank; provided that if any default under Section 4.4 hereof (other than a default relating to the preservation and maintenance of the Applicant's separate corporate existence) or under Section 4.6 hereof (so long as any such default does not have a Material Adverse Effect or could not reasonably be expected to have a Material Adverse Effect) is not reasonably capable of being remedied in such thirty (30) day period, it shall not be an Event of Default hereunder if the Applicant commences to remedy the default within such period and thereafter diligently pursues such remedy to completion, provided that the Applicant achieves such completion to the reasonable satisfaction of the Bank within ninety (90) days after the date of such default;

                  (l) The occurrence of any event of default under either of Lease A or Lease B; or

                  (m) The existence of a Collateral Deficiency which is not remedied by the Applicant within three (3) Business Days of the Applicant receiving notice of such Collateral Deficiency.

         Section 8.2 Remedies. On and after the occurrence of any Default or Event of Default:

                  (a) The amount of the Obligations, shall, at the Bank's option, become due and payable immediately without demand or notice to the Applicant or if contingent, may be treated by the Bank as due and payable for its maximum face amount.

                  (b) The Bank may immediately and without notice to any Person set off and apply the Collateral and any other deposits or any other indebtedness at any time owing by the Bank to or for the Applicant's credit or account (including, without limitation, the Collateral) against any matured or unmatured Obligations, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such deposits, indebtedness or Obligations may be unmatured or contingent.

                  (c) The Bank may exercise all rights and remedies available to it in law or equity.

                  (d) This Agreement shall constitute a security agreement under the UCC. In respect of any Collateral, the Bank may exercise all the rights and remedies of a secured party under the UCC or any other Applicable Law. The Applicant will pay on demand all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses, incurred prior to or after a bankruptcy filing) related to the custody, preservation or sale of, or collection from, or realization upon, any Collateral and related to the collections of the Obligations and the enforcement of the Bank's rights against the Collateral. The Bank may apply the Collateral as the Bank deems appropriate to the payment of costs and expenses and/or to one or more of the Obligations, whether or not then due.

                  Upon the expiration or cancellation of the Letters of Credit if all outstanding Obligations have been satisfied in full and the Bank's commitments under this Agreement and the Letters of Credit are terminated, the balance of the Collateral remaining, if any, shall be returned to the Applicant.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         Section 9.1       Notices.

                  (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information sent by electronic mail. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail or telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

                           If to the Applicant:

                           LSI Logic Corporation
                           1621 Barber Lane
                           Milpitas, California 95035
                           Attention: Stella Musso, Assistant Treasurer

                           If to the Bank:

                           Wachovia Bank, National Association
                           401 Linden Street
                           Winston-Salem, NC 27101
                           Attention: Standby Letter of Credit Department

                  (c) Bank's Office. The Bank hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Applicant, as the Bank's office referred to herein, to which Drafts are to be presented and to which payments on Obligations are to be made.

         Section 9.2 Indemnification. The Applicant will indemnify and hold harmless the Bank and its officers, directors, affiliates, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and disbursements and other dispute resolution expenses (which shall include fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection) that arise out of or in connection with:

                  (a)      the Letters of Credit;

                  (b) any payment or action taken or omitted to be taken in connection with the Letters of Credit, this Agreement or any other Document, including any action or proceeding to:

                           (i)      restrain any presentation;

                           (ii) compel or restrain any payment or the taking of any other action under either of the Letters of Credit;

                           (iii) obtain damages for wrongful dishonor or honor of either of the Letters of Credit or for breach of any other duty arising out of or related to either of the Letters of Credit;

                           (iv) compel or restrain the taking of any action under this Agreement; or

                           (v) obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding.

                  (c) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, the Collateral, the Letters of Credit or any other Document; or

                  (d) any act or omission, whether rightful or wrongful, of any present or future government or Governmental Authority (including with respect to any document or property received under this Agreement or the Letters of Credit) or any other cause beyond the Bank's control, except, in each case, to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified Party's gross negligence or willful misconduct.

                  The Applicant will pay on demand from time to time all amounts owing under this Section. If and to the extent that the obligations of the Applicant under this Section are unenforceable for any reason, the Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under Applicable Law.

         Section 9.3 Governing Law; ISP 98. ISP 98 governs this Agreement and is incorporated herein. Subject to the other provisions of this Agreement, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of law principles, except to the extent that such law is inconsistent with ISP 98. In the event any provision of ISP 98, is or is construed to vary from or be in conflict with any provision of any applicable law of the State of New York or the federal law of the United States, to the extent permitted by law, ISP 98 shall govern. The Applicant agrees that each of the Letters of Credit will be issued subject to ISP 98 as in effect at the time of issuance of the Letters of Credit. The Bank's privileges, rights and remedies under ISP 98 shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. ISP 98 shall serve, in the absence of proof to the contrary, as evidence of standard practice with respect to the subject matter thereof.

         Section 9.4 Savings Clause. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.5 Bankruptcy and Forfeiture Reinstatement. If any consideration transferred to the Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of:

                  (a)      a subsequent bankruptcy or insolvency proceeding;

                  (b)      any forfeiture or in rem seizure action or remedy;

                  (c) any fraudulent transfer or preference action or remedy; or

                  (d)      any other criminal or equitable proceeding or remedy,

then the Bank may at its option recover the Obligations or the consideration so voided from the Applicant. In such event, the Bank's claim to recover the voided consideration shall be a new and independent claim arising under this Agreement, and shall be jointly and severally due and payable immediately by Applicant.

         Section 9.6 Miscellaneous. The rights and remedies granted to the Bank in this Agreement are in addition to all other rights or remedies afforded to the Bank under applicable law, equity or other agreements. The terms of this Agreement may not be waived or amended, unless the parties consent in writing. This Agreement shall be binding on the Applicant's successors and permitted assigns and the Bank's successors and assigns, and shall inure to the benefit of the Applicant's successors and permitted assigns and the Bank's successors and assigns. The Bank may assign this Agreement and its rights to reimbursement regarding the Letters of Credit without the Applicant's consent. The Applicant shall not assign any rights or remedies related to this Agreement, the Letters of Credit or any other Document without the prior written consent of the Bank. This Agreement will continue in full force and effect until the expiration or cancellation of the Letters of Credit and all outstanding Obligations have been satisfied in full and the Bank's commitments under this Agreement and the Letters of Credit are terminated. The Applicant will comply with all laws, regulations and customs now or hereafter applicable to this Agreement or to the transactions related to the Letters of Credit, and will furnish such evidence of compliance as the Bank may require. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement.

         Section 9.7 Consent to Jurisdiction and Venue. IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THE APPLICANT IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK OR MECKLENBURG COUNTY, NORTH CAROLINA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTIONS OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY OF SUCH JURISDICTIONS. THE APPLICANT AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING TO THE APPLICANT A COPY THEREOF, BY CERTIFIED MAIL, POSTAGE PREPAID.

         Section 9.8 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE APPLICANT AND THE BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE LETTERS OF CREDIT, OR ANY DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE BANK TO ISSUE AND MAINTAIN THE LETTERS OF CREDIT.

         Section 9.9 Effectiveness of Agreement. The Applicant agrees that the terms and conditions of this Agreement shall be continuing and shall apply to the Letters of Credit and any letter of credit hereafter issued by the Bank on the Applicant's behalf in replacement or substitution of the Letters of Credit.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Applicant and the Bank have caused this Agreement to be executed as of the day and year first written.

                                   APPLICANT:

                                   LSI LOGIC CORPORATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   BANK:

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________